UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RENEWABLE ENERGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 5, 2022, Renewable Energy Group, Inc., a Delaware corporation (“REG”) filed its definitive proxy statement (the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the annual meeting of stockholders of REG (the “Annual Meeting”) to be held at REG’s principal executive offices located at 416 South Bell Avenue, Ames, Iowa, 50010, on May 17, 2022, at 10:00 a.m., Central Time, to, among other things, approve the Agreement and Plan of Merger, dated February 27, 2021 (the “Merger Agreement”), by and among REG, Chevron Corporation, a Delaware corporation (“Chevron”), and Cyclone Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Chevron (“Merger Sub”), pursuant to which Merger Sub will be merged with and into REG, with REG surviving as a wholly owned subsidiary of Chevron (the “Merger”).

Following the announcement of the Merger, ten purported stockholders of REG filed complaints against REG and each member of the Board alleging violations of the federal securities laws. Such complaints allege that REG’s Schedule 14A filed on March 23, 2022—and in the case of the Vu Complaint (as hereinafter defined), Wolfe Complaint (as hereinafter defined) and Karthan Complaint (as hereinafter defined), the Definitive Proxy Statement—omits material information with respect to the Merger and that, as a result, all defendants violated Section 14(a) of the Exchange Act and that each Board member violated Section 20(a) of the Exchange Act. Certain of the complaints additionally allege that all defendants violated Rule 14a-9 promulgated under the Exchange Act. Certain of the complaints additionally allege that each Board member violated 17 C.F.R. § 244.100. Each complaint seeks (i) injunctive relief; (ii) rescission in the event the Merger is consummated or alternatively rescissory damages; (iii) plaintiff’s attorneys’ and experts’ fees and costs; and (iv) other such relief that the court deems just and proper. Certain of the complaints additionally seek a direction that the Board issue a revised Schedule 14A and a declaration that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder. An additional complaint was sent to Latham (as hereinafter defined), REG’s outside legal counsel in connection with the proposed transaction, but remains unfiled. This unfiled complaint makes similar allegations as in the filed complaints.

In addition, following the filing of the Definitive Proxy Statement, four purported REG stockholders sent Latham demand letters alleging similar deficiencies in the Definite Proxy Statement as those alleged in the above-referenced actions. Two additional purported REG stockholders sent Latham demand letters pursuant to Section 220 of DGCL (as hereinafter defined), alleging similar disclosure deficiencies, and demanding inspection of certain REG books and records.

While REG believes that the allegations in the complaints, demand letters and Section 220 demand letters lack merit and that the disclosures set forth in both the March 23, 2022 Schedule 14A and the Definitive Proxy Statement comply fully with applicable law, in order to moot the unmeritorious claims, avoid nuisance and possible expense and delay, and provide additional information to our stockholders, REG has determined to voluntarily supplement the Definitive Proxy Statement with the supplemental disclosure set forth below (the “Supplemental Disclosure”). Nothing in the Supplemental Disclosure shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or the Definitive Proxy Statement. To the contrary, REG specifically denies all allegations that any additional disclosure was or is required.

Important information concerning the proposed merger is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with the information set forth in these Definitive Additional Materials.

If you have any questions concerning the Merger, the Definitive Proxy Statement or this Supplemental Disclosure, would like additional copies or need help voting your shares or REG common stock, please contact REG’s proxy solicitor, MacKenzie Partners, Inc.

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Email: proxy@mackenziepartners.com

Toll-Free: 1-800-322-2885

******

SUPPLEMENTAL DISCLOSURE TO DEFINITIVE PROXY STATEMENT

The following supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in this supplement differs from or updates information contained in the Definitive Proxy Statement, the information in this supplement shall supersede the information in the Definitive Proxy Statement. All page references are to pages of the Definitive Proxy Statement, and all terms used below, unless otherwise defined, shall have the meanings set forth in the Definitive Proxy Statement. New text within restated language from the Definitive Proxy Statement is highlighted with bold, underlined text and removed language within restated language from the Definitive Proxy Statement is indicated in ~~strikethrough text~~.

The Section of the Definitive Proxy Statement entitled “Summary—Litigation Relating to the Merger” is amended and supplemented as follows:

1.	The following supplemental disclosure replaces in its entirety the third full paragraph beginning on page 19 of the Definitive Proxy Statement:

Following the announcement of the Merger, ~~seven~~ ten purported stockholders of REG filed complaints against REG and each member of the Board alleging violations of the federal securities laws. An additional complaint was sent to Latham (as hereinafter defined), REG’s outside legal counsel in connection with the proposed transaction, but remains unfiled. ~~Such~~ The ten Filed Complaints (as hereinafter defined) allege that REG’s Schedule 14A filed on March 23, 2022—and in the case of the Vu Complaint (as hereinafter defined), Wolfe Complaint (as hereinafter defined), and Karthan Complaint (as hereinafter defined), the Definitive Proxy Statement—omits material information with respect to the Merger and that, as a result, all defendants violated Section 14(a) of the Exchange Act and that each Board member violated Section 20(a) of the Exchange Act~~, as well as 17 C.F.R. § 244.100~~. Certain of the complaints additionally allege that each Board member violated 17 C.F.R. § 244.100. Further, ~~C~~certain of the complaints additionally allege that all defendants violated Rule 14a-9 promulgated under the Exchange Act. Each complaint seeks (i) injunctive relief; (ii) rescission in the event the Merger is consummated or alternatively rescissory damages; (iii) plaintiff’s attorneys’ and experts’ fees and costs; and (iv) other such relief that the court deems just and proper. Certain of the complaints additionally seek a direction that the Board issue a revised Schedule 14A and a declaration that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder. The unfiled Walata Draft Complaint (as hereinafter defined) alleges that the Definitive Proxy Statement violated Section 14(a) of the Exchange Act and that each Board member violated Section 20(a) of the Exchange Act. The Walata Draft Complaint purports to seek (i) injunctive relief, (ii) damages, (iii) plaintiff’s attorneys’ and experts’ fees and costs, and (iv) other such relief that the court deems just and proper. In addition, following the filing of the Definitive Proxy Statement, on April 29, 2022, May 2, 2022 and May 5, 2022, four purported REG stockholders sent Latham demand letters alleging similar deficiencies in the Definitive Proxy Statement as those alleged in the above-referenced actions. On April 28, 2022 and May 5, 2022, two additional purported stockholders of REG sent Latham letters pursuant to Section 220 of the DGCL alleging similar disclosure deficiencies and demanding inspection of certain REG books and records.

REG believes the claims asserted in the Filed Complaints, the Walata Draft Complaint, the demand letters and the Section 220 demand letters are without merit.

The Section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger” is amended and supplemented as follows:

1.	The following supplemental disclosure replaces in its entirety the second, third and fourth full paragraphs beginning on page 23 of the Definitive Proxy Statement:

Beginning in January 2020, REG and Chevron engaged in periodic discussions of renewable diesel production and supply opportunities between the parties, including the exchange of confidential business information pursuant to a mutual confidentiality agreement initially entered into in February 2020. The confidentiality agreement did not contain a standstill provision binding on REG or Chevron.

On June 1, 2020, REG and Chevron entered into a mutual confidentiality agreement to facilitate continued discussions. The confidentiality agreement did not contain a standstill provision binding on REG or Chevron.

On June 10, 2020, Frank Mount, Director of Mergers & Acquisition of Chevron, contacted Ms. Warner requesting a meeting to discuss a strategic partnership that would take advantage of the combination of REG’s renewables feedstock and manufacturing expertise and Chevron’s global diesel distribution network and large California retail presence. ~~REG and Chevron entered into a mutual confidentiality agreement to facilitate continued discussions on June 10, 2020.~~

On June 24, 2020, REG and Chevron amended the June 1st ~~0th~~ confidentiality agreement to expand the scope of the agreement to cover discussions, negotiations and/or other communications in connection with feedstock supply plans, a potential strategic commercial relationship or other strategic alternative related to renewable diesel and/or biodiesel, including a joint venture or other strategic transaction. The amended confidentiality agreement did not contain a standstill provision binding on REG or Chevron.

2.	The following supplemental disclosure replaces in its entirety the seventh paragraph beginning on page 23 of the Definitive Proxy Statement:

On August 28, 2020, Chevron and REG entered into a new mutual confidentiality agreement with respect to confidential business information to be exchanged by the parties (the “Confidentiality Agreement”). Recognizing Chevron’s desire to consider a direct equity investment in REG, the Confidentiality Agreement included a customary standstill provision binding on Chevron for 12 months after the termination of the Confidentiality Agreement. The standstill provision permitted Chevron to make confidential proposals to REG and was subject to a “sunset” provision allowing Chevron to submit competing acquisition proposals in the event that REG enters into a change in control transaction with any counterparty other than Chevron. The Confidentiality Agreement also contained a customary provision restricting Chevron from publicly requesting that REG amend, waive or terminate the standstill provision, but did not prohibit confidential requests by Chevron to the Board.

3.	The following supplemental disclosure replaces in its entirety the ninth paragraph beginning on page 24 of the Definitive Proxy Statement:

On January 3, 2022, Chevron submitted to REG a non-binding written proposal to acquire all of the outstanding Common Stock for $58.50 per share in cash. Chevron’s proposal was not subject to a financing condition or contingency. Chevron also indicated its plan to headquarter the combined renewable fuels business in Ames, Iowa if the potential transaction was completed and noted the perceived value to such business and to Chevron’s stockholders more generally in adding Ms. Warner to the Chevron Board after completion of the proposed transaction. Prior to the signing of the Merger Agreement, there were no other discussions between REG management and representatives of Chevron regarding their positions as directors or executive officers of Chevron after closing. Chevron’s proposal was subject to due diligence and negotiation of definitive documentation, which Chevron indicated could be completed in as quickly as two weeks from commencement. Chevron also indicated that it was unwilling to enter into a protracted process and requested a response from REG by January 13, 2022.

4.	The following supplemental disclosure replaces in its entirety the fourth full paragraph beginning on page 26 of the Definitive Proxy Statement:

On January 21, 2022, REG requested that Chevron execute an amendment to the Confidentiality Agreement in advance of the proposed in person diligence session. The amendment confirmed that the standstill would remain in effect from the date of the amendment until 12 months after the termination of the Confidentiality Agreement. Chevron and REG executed the amendment to the Confidentiality Agreement on January 24, 2022.

5.	The following supplemental disclosure replaces in its entirety the third full paragraph beginning on page 27 of the Definitive Proxy Statement:

On February 9, 2022, representatives of Guggenheim Securities provided REG with a customary memorandum disclosing certain ~~of~~ information regarding Guggenheim Securities’ ~~then current and historical~~ relationships with Chevron and its affiliates and with REG and its affiliates. The memorandum did not disclose any material relationship between Guggenheim Securities and REG or Chevron or their respective affiliates that the Board reasonably considered to be a disabling conflict of interest with respect to the engagement.

The Section of the Definitive Proxy Statement entitled “The Merger—Certain Financial Projections” is amended as follows:

1.

The following supplemental disclosure replaces in its entirety the table titled “REG Management Five-Year Projections” and the corresponding explanatory footnotes beginning on page 53 of the Definitive Proxy Statement:

REG Management Five-Year Projections (in millions)
	2022E	2023E	2024E	2025E	2026E
Revenue	$4,012	$4,736	$6,503	$6,628	$6,806
Gross Margin	$427	$382	$724	$755	$778
Adjusted EBITDA(1)	$270	$195	$560	$591	$613
Adjusted EBITDA after SBC(2)	$264	$188	$554	$584	$607
EBIT(3)	$218	$137	$467	$493	$511

Average Invested Capital(4)	$1,482	$1,558	$2,027	$2,473	$2,455

Return on Invested Capital~~(3)~~(5)	10.9%	6.5%	17.1%	14.8%	15.4%
Unlevered Free Cash Flow~~(4)~~(6)	($411)	($198)	$35	$354	$378

(1)

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, ~~and~~ amortization and stock-based compensation (“SBC”), and excludes ~~plus the~~ gain on sale of assets, ~~plus or less~~ gain/loss on debt extinguishment, ~~plus~~ gain on lease termination, ~~plus~~ interest income, ~~plus~~ other income or ~~less~~ other expenses, ~~plus~~ the impairment of assets, and ~~plus~~ executive severance.~~, and plus stock based compensation~~ Adjusted EBITDA is determined in the same manner as “Adjusted EBITDA” as referred to in public disclosure. Adjusted EBITDA is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(2)

Adjusted EBITDA after SBC is defined as Adjusted EBITDA less stock-based compensation. Adjusted EBITDA after SBC is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(3)	EBIT is defined as Adjusted EBITDA after SBC less depreciation and amortization expenses.

(4)

Invested Capital is defined as total debt plus total book value of equity less excess cash, cash equivalents and short- and long-term marketable securities; provided, however, that any capital invested in Geismar Train B (“GTB”) was excluded from the calculation for all periods prior to 2024, the first year of commercialization of GTB. Average Invested Capital in each year is equal to the average of the beginning of year and end of year Invested Capital balances.

(5)

Return on Invested Capital (“ROIC”) is defined as net operating profit after tax (assuming a 26% marginal tax rate) divided by Average Invested Capital ~~average total debt plus total book value of equity less excess cash, cash equivalents and short and long-term marketable securities~~ during the period.

(6)

Unlevered Free Cash Flow is defined as Adjusted EBITDA after SBC, less taxes (deducting depreciation and assuming a marginal tax rate of 26%), plus depreciation, plus/minus change in working capital, less capital expenditures plus capital. Unlevered Free Cash Flow is a non-GAAP measure and should not be considered as an alternative to cash flows or a measure of liquidity.

The Section of the Definitive Proxy Statement entitled “The Merger—Opinion of Guggenheim Securities” is amended as follows:

1.	The following supplemental disclosure replaces in its entirety the third paragraph beginning on page 45 of the Definitive Proxy Statement:

Guggenheim Securities used a discount rate range of 8.25% – 10.25% based on its estimate of REG’s weighted average cost of capital (which was estimated based on Guggenheim Securities’ (i) investment banking and capital markets judgment and experience in valuing companies similar to REG and (ii) application of the capital asset pricing model, which requires certain (a) general inputs such as the prospective U.S. equity risk premium (as to which Guggenheim Securities utilized a reference range from 5.50% to 6.50%) and the corresponding risk-free rate (as to which Guggenheim Securities utilized a rate of 2.31%, which was based on the interpolated spot-market yield on the 20-year US Treasury bond as of February 22, 2022) and (b) company-specific inputs such as the subject company’s forward-looking equity beta reference range (as to which Guggenheim Securities utilized an implied reference range of unlevered equity betas of 0.850 to 1.050), the subject company’s assumed forward-looking capital structure and the corresponding blended cost of debt (as to which Guggenheim Securities utilized a 6.00% rate), the subject company’s prospective marginal cash income tax rate (as to which Guggenheim Securities utilized REG’s marginal income tax rate of 26.0%) and the appropriate size/liquidity premium (as to which Guggenheim Securities utilized a size premium of 1.38%) for the subject company).

2.	The following supplemental disclosure replaces in its entirety the first paragraph beginning on page 48 of the Definitive Proxy Statement:

Selected Precedent Merger and Acquisition Transactions Analysis. Guggenheim Securities reviewed and analyzed certain financial metrics associated with selected precedent merger and acquisition transactions that Guggenheim Securities deemed relevant for purposes of this analysis. Guggenheim Securities selected such companies and transactions based upon Guggenheim Securities’ investment banking and capital markets judgment and experience and, among other reasons, because they represented publicly traded companies or involved target companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to REG based on Guggenheim Securities’ familiarity with companies in the oil/gas, chemicals or agriculture sectors that focus on manufacturing or refining of liquid fuels. For purposes of this analysis, Guggenheim Securities reviewed transactions with transaction enterprise value of greater than $300 million completed since January 1, 2000 involving U.S. based public company targets in the oil/gas, chemicals or agriculture sectors that focus on manufacturing or refining of liquid fuels and where 100% of the target equity was acquired and research-forecasted EBITDA was available, excluding merger-of-equal and related-party transactions. Guggenheim Securities calculated, among other things and to the extent publicly available, certain implied change-of-control transaction multiples for the selected precedent merger and acquisition transactions (based on Wall Street equity research consensus estimates, each company’s most recent publicly available financial filings and certain other publicly available information), which are summarized in the table below:

3.	The following supplemental disclosure replaces in its entirety the third and fourth paragraph beginning on page 49 of the Definitive Proxy Statement:

Premiums Paid in Selected Precedent Merger and Acquisition Transactions. Guggenheim Securities reviewed, based on publicly available information, the implied premiums paid in connection with selected precedent merger and acquisition transactions. For purposes of this review, Guggenheim Securities reviewed completed acquisitions of US-based targets in all industries (excluding REIT transactions) since January 1, 2019, with transaction enterprise value between $2.0 and $3.5 billion, excluding 100% stock-for-stock mergers where the target company’s shareholders owned greater than 40% of the shares of the surviving company after completion of the transaction. Guggenheim Securities noted that the 25th percentile precedent M&A transaction-related premium was 14% and the 75th percentile precedent M&A transaction-related premium was 51%, in each case based on the target company’s unaffected spot closing stock price. Guggenheim Securities further noted that, based upon REG’s unaffected share price at February 22, 2022, the implied range of prices of the Common Stock utilizing the 25th percentile and the 75th percentile premiums was $37.20 to $49.18.

Premiums Paid Analysis
Announcement Date	Target	Acquirer	Unaffected Premium
11/18/2021	Dicema Pharmaceuticals	Novo Nordisk	80%
8/11/2021	Vine Energy	Chesapeake Energy	1%
6/21/2021	Raven Industries	CNH Industrial NV	50%
6/18/2021	Sykes Enterprises	Sitel Worldwide	31%
6/08/2021	Contago Oil & Gas	Independence Energy	93%
6/7/2021	U.S. Concrete	Vulcan Materials	30%
5/18/2021	Core-Mark Holding	Performance Food Group	11%
5/10/2021	Harvest Health & Recreation	Trulieve Cannabis	34%
5/4/2021	Domtar	Paper Excellence Canada Holdings	37%
2/22/2021	Cooper Tire & Rubber	Goodyear Tire & Rubber	24%
2/10/2021	NIC	Tyler Technologies	14%
2/1/2021	Viela Bio	Horizon Therapeutics	53%
1/11/2021	Cardtronics	NCR	51%
12/21/2020	HMS Holdings	Veritas Capital Fund Management	52%
12/21/2020	QEP Resources	Diamondback Energy	(1%)
12/18/2020	BioTelemetry	Koninklijke Philips NV	17%
11/02/2020	Endurance International Group Holdings	Clearlake Capital Group	64%
10/16/2020	CIT Group	First Citizen BancShares	11%
8/17/2020	Principia Biopharma	Sanofi	35%
7/6/2020	Vivint Solar	SunRun	9%
1/24/2020	Cincinnati Bell	Macquarie Infrastructure & Real Assets	101%
12/9/2019	ArQule	Merck Sharp & Dohme	107%

12/9/2019	Synthorx	Sanofi	172%
12/3/2019	AK Steel Holding	Cleveland-Cliffs	16%
12/2/2019	Audentes Therapeutics	Astellas Pharma	107%
11/6/2019	William Lyon Homes	Taylor Morrison Home	17%
10/22/2019	Cision	Platinum Equity Advisors	18%
10/14/2019	Jagged Peak Energy	Parsely Energy	11%
8/14/2019	Presidio	BC Partners	26%
8/7/2019	Cambrex	Pemira Advisers	47%
7/29/2019	Geonomic Health	EXACT Sciences	5%
6/17/2019	LegacyTexas Financial Group	Prosperity Bancshares	9%
6/10/2019	Shutterfly	Apollo Management	19%
4/30/2019	WageWorks	HealthEquity	19%
4/16/2019	Smart & Final Stores	Apollo Management	19%
3/19/2019	HFF	Jones Lang LaSalle	6%
2/25/2019	Multi-Color	Platinum Equity Advisors	20%

Premiums Paid Near 52-Week Low. Guggenheim Securities reviewed, based on publicly available information, the implied premiums paid in connection with selected precedent merger and acquisition transactions where the unaffected share price of the target was within 20% of its 52-week low as of the unaffected date. For purposes of this analysis, Guggenheim Securities reviewed completed acquisitions of US-based targets in all industries (excluding REIT transactions) since January 1, 2012 with transaction enterprise value between $2.0 and $3.5 billion, excluding 100% stock-for-stock mergers where the target company’s shareholders owned greater than 40% of the shares of the surviving company after completion of the transaction. Guggenheim Securities noted that the 25th percentile precedent M&A transaction-related premium was 26% and the 75th percentile precedent M&A transaction-related premium was 47%, in each case based on the target company’s unaffected spot closing stock price. Guggenheim Securities further noted that, based upon REG’s unaffected share price on February 22, 2022, the implied range of prices of the Common Stock utilizing the 25th percentile and the 75th percentile premiums was $41.05 to $47.99.

Premiums Paid Analysis – Near 52-Week Low
Announcement Date	Target	Acquirer	Unaffected Premium
11/18/2021	Dicema Pharmaceuticals	Novo Nordisk	80%
10/14/2019	Jagged Peak Energy	Parsely Energy	11%
8/14/2019	Presidio	BC Partners	26%
8/7/2019	Cambrex	Pemira Advisers	47%
6/10/2019	Shutterfly	Apollo Management	19%
4/9/2018	VeriFone Systems	Consortium led by BC Investment Management	54%
1/16/2018	Blackhawk Network Holdings	Silver Lake Management	24%
9/20/2017	Ash Grove Cement	CRH	67%
7/24/2017	WebMD Health	Kohlberg Kravis Roberts	30%
5/8/2017	Kate Spade	Coach	27%
1/24/2017	Multi Packaging Solutions International	WestRock	25%
9/25/2016	LANXESS Solutions US	LANXESS Deutschland	19%
6/29/2016	Diamond Resorts International	Consortium led by Apollo Management	58%
4/19/2016	Lexmark International	Consortium led by Legend Capital	30%
11/18/2015	Fairchild Semiconductor International	ON Semiconductor	41%
9/9/2015	Con-way	XPO Logistics	32%
8/24/2015	Belk	Sycamore Partners Management	37%

3/2/2015	Aruba Networks	Hewlett-Packard	34%
9/2/2014	Compuware	Thoma Bravo	12%
8/20/2014	International Ractifier	Infineon Technologies AG	51%
6/13/2014	OpenTable	The Priceline Group	46%
12/5/2012	McMoRan Exploration	Freeport-McMoRan Copper & Gold	74%
11/9/2012	Titanium Metals	Precision Castparts	44%
9/3/2012	Medicis Pharmaceutical	Valeant Pharmaceuticals	39%
4/19/2012	Human Genome Sciences	GlaxoSmithKline	27%

The Section of the Definitive Proxy Statement entitled “The Merger Agreement – Litigation Relating to the Merger” is amended as follows:

1.	The following supplemental disclosure replaces in its entirety the second and third paragraphs beginning on page 90 of the Definitive Proxy Statement:

Following the announcement of the Merger, ~~seven~~ ten purported stockholders of REG filed complaints against REG and each member of the Board alleging violations of the federal securities laws. On March 25, 2022, purported stockholder Shiva Stein filed a complaint captioned Shiva Stein v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-02432 in the United States District Court for the Southern District of New York (the “Stein Complaint”). On March 28, 2022, a second purported stockholder Andrew Fredette filed a complaint captioned Andrew Fredette v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-02485, in the United States District Court for the Southern District of New York (the “Fredette Complaint”). A third purported REG stockholder, Matthew Whitfield, filed on March 30, 2022 a complaint captioned Matthew Whitfield v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-01787 in the United States District Court for the Eastern District of New York (the “Whitfield Complaint”). Also on March 30, 2022, purported stockholder Sholom Keller filed a complaint captioned Sholom Keller v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-02625 in the United States District Court for the Southern District of New York (the “Keller Complaint”). A fifth purported REG stockholder, Jeffrey D. Justice, II filed a complaint on April 1, 2022 captioned Jeffrey D. Justice II v. Renewable Energy Group, Inc., et al., Case No. 2:22-cv-01253 in the United States District Court for the Eastern District of Pennsylvania (the “Justice Complaint”). On April 3, 2022, a sixth purported REG stockholder, Dawn Brozik, filed a complaint captioned Dawn Brozik v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-01854 in the United States District Court for the Eastern District of New York (the “Brozik Complaint”). A~~n additional~~ seventh purported REG stockholder filed a complaint in the United States District Court for the District of Delaware on April 4, 2022, which is captioned Eric Wenning v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-00442 (the “Wenning Complaint”). On April 7, 2022, a purported REG stockholder, Diane Walata, sent Latham an unfiled draft complaint, which is captioned Walata v. Renewable Energy Group Inc., et al. (the “Walata Draft Complaint”), which remains unfiled. On April

21, 2022, an eighth purported REG stockholder, Hau Vu filed a complaint captioned Hau Vu v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-03285 in the United States District Court for the Southern District of New York (the “Vu Complaint”). On April 27, 2022, a ninth purported REG stockholder, Jack Wolfe filed a complaint captioned Wolfe v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-03422 in the United States District Court for the Southern District of New York (the “Wolfe Complaint”). On May 3, 2022, a tenth purported REG Stockholder, James Karthan, filed a complaint in the United States District Court for the Southern District of New York, which is captioned James Karthan v. Renewable Energy Group, Inc., et al., Case No. 1:22-cv-03570 (the “Karthan Complaint”). The Stein Complaint, Fredette Complaint, Whitfield Complaint, Keller Complaint, Justice Complaint, Brozik Complaint, ~~and~~ Wenning Complaint, Vu Complaint, Wolfe Complaint and Karthan Complaint collectively constitute the “Filed Complaints.”

The Filed Complaints allege that REG’s Schedule 14A filed on March 23, 2022—and in the case of the Vu Complaint, Wolfe Complaint and Karthan Complaint the Definitive Proxy Statement—omits material information with respect to the Merger and that, as a result, all defendants violated Section 14(a) of the Exchange Act and that each Board member violated Section 20(a) of the Exchange Act. The Brozik Complaint, Wenning Complaint, Justice Complaint, Keller Complaint, Stein Complaint, ~~and~~ Whitfield Complaint, Vu Complaint, Wolfe Complaint and Karthan Complaint additionally allege that all defendants violated Rule 14a-9 promulgated under the Exchange Act. The Stein Complaint separately alleges that all defendants also violated 17 C.F.R. § 244.100. The Filed Complaints seek (i) injunctive relief; (ii) rescission in the event the Merger is consummated or alternatively rescissory damages; (iii) plaintiff’s attorneys’ and experts’ fees and costs; and (iv) other such relief that the court deems just and proper. The Fredette Complaint, Justice Complaint, ~~and~~ Whitfield Complaint, Vu Complaint, Wolfe Complaint and Karthan Complaint additionally seek a direction that the Board issue a revised Schedule 14A. The Brozik Complaint, Wenning Complaint, Justice Complaint ~~and~~ Whitfield Complaint, Vu Complaint and Karthan Complaint also request a declaration that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder. The Stein Complaint, ~~and~~ Keller Complaint and Karthan Complaint seek a direction that the defendants account to the plaintiff for all damages suffered. The Walata Draft Complaint alleges the Definitive Proxy Statement violated Section 14(a) of the Exchange Act. The Walata Draft Complaint purports to seek (i) injunctive relief, (ii) damages, (iii) plaintiff’s attorneys’ and experts’ fees and costs, and (iv) other such relief that the court deems just and proper. In addition, following the filing of the Definitive Proxy Statement, on April 29, 2022, May 2, 2022 and May 5, 2022, four purported REG stockholders sent Latham demand letters alleging similar deficiencies in the Definitive Proxy Statement as those alleged in the above-referenced actions. On April 28, 2022 and May 5, 2022, two additional purported stockholders of REG sent Latham letters pursuant to Section 220 of the DGCL alleging similar disclosure deficiencies and demanding inspection of certain REG books and records.

REG believes the claims asserted in the Filed Complaints, the Walata Draft Complaint, the demand letters, and the Section 220 demand letters are without merit.

The Section of the Definitive Proxy Statement entitled “Board of Directors – Nominees for Election at the Annual Meeting for a Term Expiring in 2025 (Class II)” is amended as follows:

1.	The following supplemental disclosure replaces in its entirety the first paragraph beginning on page 110 of the Definitive Proxy Statement:

Dylan Glenn (age 52) has served as a member of our Board since November 2021. Mr. Glenn is a senior executive at Eldridge Industries, a diversified holding company based in Greenwich, Connecticut. Prior to joining Eldridge, Mr. Glenn was formerly the CEO of KBBO Americas, LP, a U.S.-based investment vehicle for the KBBO Group, headquartered in the United Arab Emirates. Prior to KBBO Americas LP,

Mr. Glenn was formerly Senior Managing Director of Guggenheim Partners, where he joined in 2005. Glenn also has experience in the government and regulatory space, serving as Deputy Chief of Staff to Governor Sonny Perdue of Georgia and Special Assistant for Economic Policy to the President in the White House of George W. Bush. Mr. Glenn is a Director of the George W. Bush Presidential Center. Additionally, he serves as a Director of Intellicheck, Inc. (NASDAQ: IDN), a leading authentication services company. He serves on the Board of Managers for Stonebriar Commercial Finance, a privately held commercial finance company based in Plano, Texas. Mr. Glenn is a Trustee of Davidson College in Davidson, North Carolina, where he earned his B.A. degree. He is also a Trustee of the Episcopal High School at Alexandria, Virginia.

—END OF SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT—

Cautionary Note Regarding Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when REG or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of REG and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside REG’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring REG to pay a termination fee; (3) the risk that the Merger disrupts REG’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of REG to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on REG’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that REG’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against REG and others; (9) other factors that could affect REG’s business such as, without limitation, the availability, future price, and volatility of feedstocks, petroleum and products derived from petroleum; changes in governmental programs and policies requiring or encouraging the use of biofuels; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the potential impact of COVID-19 on our business and operations; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; and seasonal fluctuations in our operating results; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, REG’s stockholders will cease to have any equity interest in REG and will have no right to participate in its earnings and future growth. Certain of these and other factors are identified and described in more detail in REG’s Annual Report on Form 10-K for the year ended December 31, 2021 as well as REG’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on REG’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, REG undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find

This communication does not constitute a solicitation of any vote or approval in respect of the proposed transaction involving REG, Chevron and Merger Sub. In connection with the proposed Merger, REG filed with the SEC a Definitive Proxy Statement. Beginning on April 6, 2022, REG mailed the Definitive Proxy Statement to the stockholders. INVESTORS AND STOCKHOLDERS OF REG ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT REG AND THE MERGER. Investors may obtain a free copy of these materials at the SEC’s website at www.sec.gov, from REG at its website at www.regi.com, or from Chevron at its website www.chevron.com.

Participants in the Merger Solicitation

REG and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of REG’s stockholders in connection with the proposed transaction is set forth in REG’s Definitive Proxy Statement for its 2022 Annual Meeting, which was filed with the SEC on April 5, 2022, at which the proposed transaction will be submitted for approval by REG’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about REG’s directors and executive officers in REG’s Definitive Proxy Statement for its 2022 Annual Meeting and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.